Exhibit 10.42

RESTRICTED STOCK UNIT AWARD AGREEMENT
OF
TOYS “R” US, INC.

THIS AGREEMENT (the “Agreement”), is made, effective as of the __ day of November, 2013 (the “Grant Date”), between Toys “R” Us, Inc., a Delaware corporation (the “Company”), and _________________ (“Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”), which Plan (together with the Appendix attached hereto applicable to Participant who is not a U.S. resident or taxpayer) is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, pursuant to that certain Employment Agreement dated as of ______________ by and between the Company and Participant (the “Employment Agreement”), the Company agreed to grant certain service-based restricted stock units to Participant pursuant to the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Restricted Stock Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to Participant a Restricted Stock Unit Award consisting of the ___________ Stock Units (the “Restricted Stock Units”). The Restricted Stock Units shall vest and become nonforfeitable in accordance with Section 2 or 3 hereof.
2.    Vesting.
(a)    _______ percent (___%) of the Restricted Stock Units granted hereunder shall vest and become nonforfeitable on the earlier of (i) the first anniversary of the Grant Date, or (ii) termination of Participant’s employment by the Company other than for Cause.
(b)    ___________ percent (_____%) of the Restricted Stock Units granted hereunder shall vest and become nonforfeitable on the last day of each of the ____, _______, ______ and _______ fiscal quarters next following the first anniversary of the Grant Date.
3.    Treatment of Restricted Stock Units under Certain Conditions.
(a)    Termination of Employment Due to Death or Disability. If Participant’s employment with the Company is terminated due to death or Disability, the Restricted Stock Units shall become fully vested.
(b)    Other Termination of Employment. If Participant’s employment with the Company is terminated for any other reason (including Retirement), the Restricted Stock Units shall, to the extent not then vested, be forfeited by Participant without consideration.

(c)    Change in Control. Upon the occurrence of a Change in Control, the Restricted Stock Units shall become fully vested.
4.    Rights as a Stockholder. Participant shall not be the record owner of the number of Shares issued in respect of the Restricted Stock Units Award until or unless such Restricted Stock Units vest. As from the vesting date of the Restricted Stock Units, Participant shall be the record owner of the number of Shares that vest pursuant to the Restricted Stock Units Award and shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Shares and Participant shall receive, when paid, any dividends on all of the Shares granted under this Section 4 as to which Participant is the record holder on the applicable record date. Upon Participant’s request following the vesting of any Shares pursuant to Section 2 or 3, certificates for the Shares which shall be issued in respect of Restricted Stock Units Awards that have vested shall be delivered to Participant or to Participant’s legal guardian or representative along with the stock powers relating thereto.
5.    Legend on Certificates. The certificates representing the vested Restricted Stock Units delivered to Participant as contemplated by Section 4 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws of the United States or any foreign jurisdiction, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
6.    No Right to Continued Employment. The granting of the Restricted Stock Units evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of Participant.
7.    Transferability. The Restricted Stock Units may not, at any time prior to becoming vested pursuant to Section 2 or 3, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
8.    Stockholders Agreement. Acceptance of the Restricted Stock Units shall constitute agreement by Participant to be bound by all of the terms and conditions of the Stockholders Agreement with respect to the Shares, or any other Company capital stock, issuable to or held by Participant. All of the terms of the Stockholders Agreement are incorporated herein by reference. For purposes of this Agreement, the term “Stockholders Agreement” shall mean the Management Stockholders Addendum, as amended, which is attached hereto as Exhibit A.
9.    Put Right. Participant shall have the right (solely at his election) at any time until the occurrence of an initial public offering of the Company’s common stock (an “IPO”) to require the Company to repurchase, in one or more transactions, up to 100% of the Shares acquired by Participant upon vesting of the Restricted Stock Units granted hereunder (but no other Shares granted to or held by Participant). The put right may be exercised by giving notice to the Company no sooner than six months after the earlier of (i) the expiration or earlier termination of the Employment Term (as defined in the Employment Agreement), or (ii) the effective date of Participant’s Retirement, but in no event sooner than the first determination of Fair Market Value (or confirmation of prior–determined Fair Market Value) by the Board that occurs at least six months after Participant’s acquisition of the Shares upon vesting of the Restricted Stock Units. The purchase price per Share payable by the Company in connection with such put right shall be the Fair Market Value as of a date determined by the Board that is the anticipated closing date of the repurchase. The closing of the repurchase will take place as soon as practical (i.e., as of the next valuation of the Company’s common stock which customarily occurs in or about April and October of each year), but no later than 180 days after Participant’s delivery to the Company of notice of exercise of the put right.
10.    Withholding. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units, the grant or vesting or any payment or transfer with respect to the Restricted Stock Units and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the foregoing, if at the time of such taxable event Participant would be precluded from selling Shares on the open market, Participant may instruct the Company, and the Company shall follow such instructions, to withhold Shares from the Restricted Stock Units having a Fair Market Value on the date of withholding equal to the minimum statutory amount required to be withheld for tax purposes.
11.    Securities Laws. Upon the vesting of any Restricted Stock Units, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request prior to the issuance of any Shares in order to comply with applicable securities laws or with this Agreement.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of is Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
14.    Restricted Stock Unit Award Subject to Plan. By entering into this Agreement Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Restricted Stock Unit Award and the Restricted Stock Units granted hereunder is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
15.    Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written, which expressly includes Sections 8 and 9 of this Agreement.
TOYS “R” US, INC.
________________________________________
By: ___________________________________

PARTICIPANT
_______________________________________
___________________________

RESTRICTED STOCK UNIT AWARD AGREEMENT
APPENDIX

This Appendix includes additional terms and conditions that govern the Restricted Stock Unit Awards granted to the Participant if the Participant resides (for tax purposes) in one of the countries listed herein. (Please note that the Participant could be subject to income tax both in the country where the services are performed and the country of the Participant’s residence or citizenship, depending on the relevant jurisdictions.) Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

AUSTRIA
No Claims of the Participant. The granting of the Restricted Stock Unit Awards evidenced by this Agreement is made on a non-binding basis without legal title. The Participant has no legal claim whatsoever to be granted any Award, including Restricted Stock Unit Awards, under the Plan or the Agreement, even if such Award is granted to the Participant on more than one occasion.
Assignment of Inventions. Any rights of the Participant under the Austrian Patent Act shall remain unaffected by this Agreement.

AUSTRALIA
Eliminate Section 6 of this Agreement and substitute the following: The granting of the Restricted Stock Unit Awards evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to make another grant or continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant and the Participant acknowledges that continued employment creates no obligation on the Company or any Affiliate to make any future grants.

CANADA
Discretionary. The parties agree that the grant of a Restricted Stock Unit Award and Shares is within the Company’s sole discretion. The Company may, at any time and from time to time, amend, modify or terminate any and all entitlements under the Plan including the Restricted Stock Unit Award. The grant of Restricted Stock Unit Awards and a Restricted Stock Unit Award also may vary from year to year depending on business conditions. The parties further agree that the Restricted Stock Unit Award is not intended to form part of the Participant’s expected total compensation.
Employment Termination. The parties agree that for all purposes under the terms of this Agreement and the Plan, the Participant’s employment including Continuous Service is deemed to be terminated on the later of the last day on which the Participant performs active service for the Company and the end of any applicable statutory notice period. Termination of employment includes constructive termination, voluntary termination, termination of service, termination with “Cause”, termination “without Cause” and termination “for any reason”. There are no entitlements of any kind under this Agreement or the Plan during any additional period of notice or payment in lieu either provided by the Company or ordered by a Court.

CHINA
By accepting the Restricted Stock Unit Awards, the Participant fully accepts and agrees to the terms and conditions set out in the Agreement, the Plan (as may be amended by the Company from time to time) and this Appendix.

The Participant hereby acknowledges and agrees that:

(i) the grant of the Restricted Stock Unit Awards pursuant to the Agreement has been made by the Company to the Participant on a purely discretionary basis and shall NOT form part of the Participant’s contractual remuneration or other entitlements under the Participant’s employment arrangements with Toys “R” Us (China) Ltd. or otherwise;

(ii) the grant of the Restricted Stock Unit Awards pursuant to the Agreement shall not create any obligation on the part of the Company to grant any subsequent Restricted Stock Unit Awards or any other Award under the Plan in the future;

(iii) the Company may, at its sole discretion, amend the Plan and, once amended, the original version of the Plan shall be deemed to have been automatically replaced by the amended Plan;

(iv) the implementation of the Agreement may involve specific approval/registration procedures and other formalities in the People’s Republic of China as required under applicable Chinese laws and regulations, in particular registration of the Agreement and related documentation with the relevant foreign exchange and taxation authorities; and

(v) the ultimate liability for all taxes payable by the Participant shall at all times remain the Participant's responsibility and if the Participant becomes subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Company and/or Toys “R” Us (China) Ltd. shall withhold payable taxes in more than one jurisdiction accordingly.

The Participant shall, as required, cooperate fully with the Company and Toys “R” Us (China) Ltd. in relation to the procedures and formalities referred to in paragraph (iv) above and, in this regard, shall provide any information and sign any documents reasonably required to enable the implementation of the Agreement in the People’s Republic of China.

This Appendix shall be incorporated into the Agreement.

GERMANY
This is a grant limited to the Restricted Stock Unit Awards and does not entitle the Participant to any grant of Restricted Stock Unit Awards in future years. Even if the Company will grant Restricted Stock Unit Awards in future years this shall not establish a legal claim of the Participant for years after the respective grant.
In any event, the Company reserves the right to amend the Plan and this Agreement in case of changes in the economic development and circumstances of the Company or due to the decision of stockholders to grant Restrictive Stock Unit Awards or due to the performance of the employee, unless such an amendment is unreasonable for the employee. An amendment of the plan will not result in a reduction of the average total compensation of the Employee in the last three years by more than 25%.

Any rights of the Participants under the German Act on Employee Inventions remain unaffected by this Agreement.

In the event that individual provisions of this Agreement are ineffective, the remaining regulations shall remain in effect. In lieu of the invalid provision or as a remedy of the possible incompleteness of the Agreement, an appropriate valid provision, which the parties would have intended if they had known of the ineffectiveness or of the incompleteness of the Agreement and which corresponds either to the commercial effect of the invalid provision or comes as close to it as possible, shall replace the invalid one.

JAPAN
Eliminate Section 2(b) of this Agreement and substitute the following:

The vesting of the Restricted Stock Unit Awards shall be subject to the condition that the Participant’s Employment with the Company is not terminated for any reason (other than death, Disability, Retirement, or in the event of a Change in Control), and if the Participant’s Employment with the Company is terminated for any reason (other than death, Disability, Retirement, or in the event of a Change in Control), the Restricted Stock Unit Awards shall, to the extent not then vested, not vest.

PORTUGAL
No modification of employment conditions. By entering into this Agreement the Participant agrees and acknowledges that his participation in the Plan does not in any way constitute an amendment or modification of the terms and conditions of his current employment contract with Toys “R” Us Portugal, Limitada, and no claim made under or arising from the Plan may under any circumstances be invoked as a right under the same employment agreement.

SPAIN
The Plan is given by the Company on a voluntary basis and only for the period detailed in Sections 3.1 and 3.2 of the Plan.
This is a grant limited to the Restricted Stock Unit Awards and does not entitle the Participant to any grant of Restricted Stock Unit Awards in future years. Even if the Company will grant Restricted Stock Unit Awards in future years this shall not establish a legal claim of the Participant for years after the respective grant.
The number of Restricted Stock Unit Awards each eligible Employee will be entitled to receive, which could be none, shall be assessed on an annual basis.
UNITED KINGDOM
Eligibility. Notwithstanding Section 2.1(p) of the Plan, or any provision or discretion in the Plan or the Agreement to the contrary, Restricted Stock Unit Awards may only be granted to employees and executive directors in the United Kingdom. For the avoidance of doubt, consultants based in the United Kingdom shall not be eligible to participate in the Plan.

Data Privacy. By accepting the Restricted Stock Unit Award, the Participant hereby consents to the collection, use and transfer of personal data in electronic or other form, by and among the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that:

(i) the Company or any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, National Insurance number, salary, nationality, job title, residency status, and details of all equity awards granted to the Participant, for the purposes of managing and administering the Plan (“Data”);
(ii) the Company or any Affiliate will transfer Data among themselves as necessary for the purposes of the implementation, administration and management of the Participant’s participation in the Plan, and the Company and any Affiliate may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan;
(iii) the recipients of such transfer of Data may be located in the European Economic Area or elsewhere, including the United States of America, and the recipient’s country may have different data privacy laws and protections than the U.K.;
(iv) the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative; and
(v) the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consent herein, in any case without cost to the Participant, in writing by contacting the Participant's local human resources representative, provided however that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.
Nature of Grant. In accepting the Restricted Stock Unit Award, the Participant agrees that the grant of the Restricted Stock Unit Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Unit Awards, or benefits in lieu of Restricted Stock Unit Awards, even if Restricted Stock Unit Awards have been granted repeatedly in the past. The Participant further agrees that all decisions with respect to future grants under the Plan, if any, including, but not limited to, the level and type of Award which may be granted under the Plan, will be at the sole discretion of the Committee.

The Participant agrees that no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Unit Award resulting from the cessation of the Participant’s employment with the Company or any Affiliate (for any reason whatsoever and whether or not in breach of law).

Tax Acknowledgment. The following provisions supplement Section 8 of the Agreement:

By accepting this Restricted Stock Unit Award, and regardless of any action the Company or the Participant's employing company (the “Employer”) takes with respect to any or all income tax, National Insurance contributions, payment on account or other tax-related withholding due in connection with or otherwise related to the Restricted Stock Unit Award acquired by the Participant or otherwise in connection with the participation of the Participant in the Plan (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer.

By accepting this Restricted Stock Unit Award, the Participant further acknowledges that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Restricted Stock Unit Award, including but not limited to the grant, or vesting, of this Restricted Stock Unit Award or any part of it, the subsequent sale or disposal of Shares following vesting of the Restricted Stock Unit Award, and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Unit Award to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result.

Further, if the Participant becomes subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges by accepting the Restricted Stock Unit Award that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the vesting of the Restricted Stock Unit Award, or any other event or circumstance giving rise to Tax-Related Items, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations for Tax-Related Items of the Company and/or the Employer.

Without limitation to the above, the Company or any Affiliate shall be entitled to withhold, and the Participant shall be obliged to pay, the amount of any income tax and/or National Insurance contributions legally payable by the Participant (including any amount of employer's National Insurance contributions, where the liability for the employer's contributions can be passed to the Participant) attributable to or payable in connection with or pursuant to the grant, or vesting, of the Restricted Stock Unit Award or otherwise in connection with the Restricted Stock Unit Award acquired by the Participant.

The Participant authorizes the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items legally payable by the Participant by one or a combination of the following:

(a) withholding from the Participant's wages or other cash compensation paid to the Participant by the Company or the Employer or any Affiliate; and/or

(b) withholding from the proceeds of the sale of Shares following vesting of the Restricted Stock Unit Awards, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorisation).

The certificates evidencing Shares issued upon vesting of the Restricted Stock Unit Award may not be delivered to the Participant if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

The Participant agrees that if the Employer or the Company does not withhold or otherwise collect the full amount of Tax-Related Items that the Participant owes on account of the occurrence of a taxable event in connection with the Restricted Stock Unit Award (the “Chargeable Event”) from the Participant within 90 days after the Chargeable Event or such other period as required by U.K. law (the "Due Date"), then the amount that should have been withheld or collected shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs ("HMRC") and it will be immediately due and repayable by the Participant and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above.

Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that the Participant is an officer or executive director and Tax-Related Items are not collected from or paid by the Participant by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant acknowledges that the Company or the Employer may recover it at any time thereafter by any of the means referred to above. The Participant also authorizes the Company to withhold the delivery of any certificates evidencing Shares issued upon vesting of the Restricted Stock Unit Award unless and until the loan is repaid in full.

Exhibit A
MANAGEMENT STOCKHOLDERS ADDENDUM
This Management Stockholders Addendum (this “Addendum”) is hereby incorporated in and made a part of that certain Restricted Stock Unit Award Agreement dated as of __________ __, 201__ between Toys “R” Us, Inc. (the “Company”) and Antonio Urcelay (“Participant”) representing service-based restricted stock units granted to Participant under the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”). Upon grant of the award, Participant shall, without any action by Participant, automatically become bound by the terms hereof with respect to the Award Stock or any other Company capital stock, issued to or held by Participant under the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.
1.    Definition. For purposes of this Addendum, the following terms shall have the following meanings:
“Addendum” shall have the meaning set forth in the Preface.
“Approved Sale” shall have the meaning set forth in Section 4(b).
“Award Stock” with respect to a Participant, means any Stock issued to such Participant upon exercise of any Options granted under the Plan and any Stock issued to such Participant as Restricted Stock or Restricted Stock Unit. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization.
“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
“Executive Officer” shall mean any Management Stockholder who is an officer of the Company (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended).
“Management Stockholder” shall mean any Participant (including Participants who hold vested Options) and any other holder of Shares, in either case so long as they hold any Shares.
“Participating Sellers”, with respect to Section 4(a), shall have the meaning set forth in Sections 4(a)(ii), and with respect to Section 4(b) shall mean any Management Stockholder that is Transferring Shares in an Approved Sale.
“Permitted Vornado Transfer” shall mean any Transfer of shares of the Company’s capital stock by Vornado in order to ensure the preservation of its status as a real estate investment trust under federal tax laws.
“Permitted Transferee” with respect to any Participant means such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants, in each case which transferee has executed and delivered to the Company the documents required under Sections 13.3 or 13.4 of the Plan, as applicable.
“Piggyback Registration” shall have the meaning set forth in Section 5(a).
“Plan” shall have the meaning set forth in the Preface.
“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire shares in a Sale under Section 4(a) or Section 4(b).
“Public Offering” shall mean a public offering and sale of Stock for cash pursuant to an effective registration statement under the Securities Act.
“Public Sale” shall mean any sale pursuant to a registered public offering under the Securities Act, any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act, or, after an Initial Public Offering, any block sale to a financial institution in the ordinary course of its trading business.
“Registrable Securities” shall mean (i) any share of Class A Common issued to or otherwise acquired by any Management Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the foregoing securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act. For purposes of this Addendum, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities upon the exercise of Options, to the extent they are then fully vested and exercisable.
“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).
“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.
“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.
“Securities Commission” shall mean the Securities and Exchange Commission, or any successor regulatory body.
“Shares” means any shares of Award Stock under the Plan, and any other capital stock of the Company issued to or held by a holder of Award Stock. For all purposes of the Plan (including this Addendum), Shares will continue to be Shares in the hands of any holder (including any Permitted Transferee), and each such holder of Shares will succeed to all the rights and obligations attributable to such Person as a Management Stockholder hereunder with respect to such Shares, until such time as such Shares cease to be considered Shares pursuant to the express terms of Section 3(b) of this Addendum.

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“Sponsor” shall mean any of Bain Capital (TRU) VIII, LP., Bain Capital (TRU) VIII-E, L.P., Bain Capital (TRU) Coinvestment, L.P., Bain Capital Integral Investors, LLC, BCIP TCV, LLC, Toybox Holdings, LLC, and Vornado, in each case together with their respective Affiliates.
“Tag Along Deadline” shall have the meaning set forth in Section 4(a)(ii).
“Tag Along Holder” shall have the meaning set forth in Section 4(a)(i).
“Tag Along Notice” shall have the meaning set forth in Section 4(a)(i).
“Tag Along Offer” shall have the meaning set forth in Section 4(a)(ii).
“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise; provided that the sale, pledge, assignment encumbrance or other transfer or disposition of the common shares or beneficial interest, par value $0.04, of Vornado Realty Trust, a Maryland Realty Trust, a Maryland real estate investment trust (or its successors), will not be deemed a Transfer.
“Vornado” means Vornado Truck, LLC.
2.    Voting Agreement. Each Management Stockholder, shall at all times cast all votes to which such Management Stockholder is entitled in respect of such Management Stockholder’s Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Company may instruct by written notice. Further, each Management Stockholder hereby grants to the Company an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Stockholder’s Shares as the Company deems appropriate in its sole discretion, which proxy shall be valid and remain in effect with respect to all Shares until they cease, to be Shares pursuant to the terms hereof.
3.    Transfer Restrictions.
(a)     General Transfer Restrictions. Each Management Stockholder understands and agrees that any Shares issued to or held by such Management Stockholder on the date hereof have not been registered under the Securities Act or under any state securities laws or the securities laws of any country. No Management Stockholder shall Transfer any such Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, or any applicable state or national securities laws and any restrictions on Transfer contained in the Plan (including this Addendum).

66111-1

(b)    Allowed Transfers. Until the expiration of the provisions of this Section 3, no Management Stockholder shall Transfer any of such Management Stockholder’s Shares to any other Person except as follows:
(i)    Permitted Transferees. A Management Stockholder may Transfer Shares to Permitted Transferees solely to the extent provided by, and in accordance with the terms of, Sections 13.3 and 13.4 of the Plan.
(ii)    Participation in Drag Along and Tag-Along; Puts and Calls.
(A)    Drag-Along. A Management Stockholder may Transfer such Management Stockholder’s Shares to the extent required pursuant to Section 4(b) below.
(B)    Tag-Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4(a) below.
Shares Transferred pursuant to this Section 3(b)(ii) shall conclusively be deemed thereafter not to be Shares under this Addendum.
(iii)    Public Transfers. A Management Stockholder may Transfer Shares: (a) in a Public Offering pursuant to Section 5 below, or (b) (I) with respect to any Executive Officer, from and after the two-year anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business or any other legally permitted sale, or (II) with respect to any other Management Stockholder, from and after the six-month anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business or any other legally permitted sale. Shares Transferred pursuant to this Section 3(b)(iii) shall conclusively be deemed thereafter not to be Shares under this Addendum.
(c)    Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
(d)    Notice of Transfer. To the extent any Management Stockholder shall Transfer any Shares pursuant to Sections 3(b)(i) or 3(b)(iii), such Management Stockholder shall, within three (3) Business Days following (or, in the case of a Transfer to a Permitted Transferee, within three (3) Business Days prior to) consummation of such Transfer, deliver notice thereof to the Company, which shall then deliver such notice to the Sponsors.
(e)    Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change in Control.
4.    “Tag Along” and “Drag Along” Rights.
(a)    “Tag Along” Rights. In connection with any Sale by a Sponsor of any Shares of Stock to any Person (other than a Public Sale, a Permitted Vornado transfer, or any Sale between or among the Sponsors, their Affiliates, or any employee of the Company or any of its Subsidiaries):

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(i)    Notice. The Company shall, prior to any such proposed Sale, deliver a written notice (the “Tag Along Notice”) to each Management Stockholder (each, a “Tag Along Holder”), specifying the principal terms and conditions of the Sale (including the number of shares of each class of the Company’s capital stock to be Sold in such Sale).
(ii)    Exercise. Each Tag Along Holder may elect to participate in the Transfer by delivering written notice (the “Tag Along Offer”) within five (5) Business Days after the date of delivery of the Tag Along Notice to such Holder (such date the “Tag Along Deadline”) (each Tag Along Holder so electing, a “Participating Seller”). Each Tag Along Holder who does not make a Tag Along Offer prior to the Tag Along Deadline shall be deemed to have waived all of such holder’s rights to participate in such Sale. Each Tag Along holder will be given the opportunity to exercise their vested Options prior to or in connection with the consummation of a Sale pursuant to this Section 4(a) and the Award Stock issued upon exercise of such vested Options will be Shares for purposes of this Section 4(a).
(iii)    Number of Shares Sold. Each Participating Seller will have the right to include in the Sale, on the same terms and conditions (subject to Section 4(c)(i)) with respect to each Share Sold as the Sponsor proposing such Sale, a number of Shares of each class of Stock to be Sold in such Sale equal to the product of (x) the number of shares of such class of Stock to be Sold in the contemplated Sale, times (y) the quotient obtained by dividing the number of Shares of such class of Stock owned by such Participating Seller by the number of Shares of such class of Stock owned by such Participating Seller and any other Persons participating in such Sale (including the proposing Sponsor and any other Participating Sellers).
(iv)    Rule 144 Eligibility. Notwithstanding anything to the contrary herein, after the two year anniversary of the Initial Public Offering, upon becoming eligible to sell all of his or her shares pursuant to Rule 144, a Tag Along Holder shall no longer be eligible to participate in the Tag Along rights provided by this Section 4(a).
(b)    “Drag Along” Rights. If the Board approves a Change in Control (an “Approved Sale”), each Management Stockholder hereby agrees, if and to the extent requested by the Board, to Sell any or all of such Management Stockholder’s Shares in such Approved Sale on the terms and conditions approved by the Board.
(i)    Management Stockholder Actions. Each Management Stockholder will take all necessary or desirable actions in connection with the consummation of any Approved Sale (including, if such Approved Sale is structured as a merger or consolidation, waiving any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation).
(ii)    Conditions. The obligations of the Management Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Management Stockholder will receive the same form and amount of consideration per share as received by the Sponsors for the corresponding class of shares of the Company’s capital stock, or if any Sponsor is given an option as to the form and amount of consideration to be received in respect of shares of the Company’s capital stock of any class, all Management Stockholders holding shares of the Company’s capital stock of such class will be given the same option; and (ii) each holder of vested and exercisable Options will be given the opportunity to exercise such rights prior to or in

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connection with the consummation of an Approved Sale and the Award Stock issued upon exercise of such vested Options will be Shares for purposes of this Section 4(b).
(c)    Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4(a) or 4(b) applies:
(i)    Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4(a) or Section 4(b) includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale or (B) the provision to any Participating Seller of any specified information regarding such securities or the issuer thereof that is material and not otherwise required to be provided for the Sale, then such Participating Seller shall not have the right to Sell Shares in such proposed Sale, and the Sponsors proposing such Sale (in the case of Section 4(a)) or the Board (in the case of Section 4(b)), as applicable, shall (x) in the case of a Sale that is not a Change in Control, have the right, but not the obligation, and (y) in the case of a Sale that is a Change in Control, have the obligation, to cause to be paid to such Participating Seller in lieu of the issuance of such securities, against surrender of the Shares which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such securities as of the date such securities would have been issued in exchange for such Shares.
(ii)    Further Assurances. Each Participating Seller shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4(a) or Section 4(b) and any related transactions, including executing acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities: and otherwise cooperating with the Sponsor proposing such Sale or the Board (as applicable) and the Prospective Buyer, provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Sponsor proposing such Sale or the Board (as applicable) to which other sellers will also be party, including agreements to (i)(A) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any adverse claims with respect to such shares and the non-contravention of other agreements and (B) be liable as to such representations, warranties, covenants and other agreements, in each ease to the same extent (but with respect to its own Shares and with respect to its own representations, warranties, covenants and other agreements) as the other sellers, and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Sale shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all sellers

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in connection with such Sate and (ii) the proceeds to such Participating Seller in connection with such Sale.
(iii)    Sale Process. The Sponsor proposing such Sale, in the case of a proposed Sale pursuant to Section 4(a), or the Board, in the case of a proposed Sale pursuant to Section 4(b), shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. If any proposed Sale is postponed, abandoned or not consummated, then the Sponsors or the Board, as applicable, shall comply with the provisions of this Section 4 with respect to any subsequent proposed Sale. No Company stockholder nor any Affiliate of any such holder shall have any liability to any Management Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.
(iv)    Expenses. All reasonable costs and expenses incurred for the benefit of all holders of Stock in connection with any proposed Sale shall be paid by the Company (to the extent not otherwise paid by the acquiring party), subject to the following sentence. Any costs incurred by or on behalf of any Participating Sellers on their own behalf will not be considered costs of the Sale hereunder, and will be borne by such Participating Seller(s).
(d)    Period. The provisions of Section 4(a) shall expire upon the earlier to occur of (i) the Initial Public Offering and (ii) a Change in Control. Each of the other provisions of this Section 4 above shall expire upon a Change in Control.
5.    Registration Rights.
(a)    Right to Piggyback. Whenever the Company proposes to conduct an underwritten registration of any of its securities under the Securities Act (other than (i) in an Initial Public Offering or (ii) in connection with registration on Form S-4 or Form S-8 or any successor or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5(b), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s notice.
(b)    Priority on Registrations. In any underwritten registration, if the managing underwriters advise the Company that in their opinion the number of Registrable Securities, or the total number of securities of the Company, requested or proposed to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration the Registrable Securities, and the other securities of the Company, that in the opinion of the managing underwriters can be sold without adversely affecting the marketability of such offering, as follows: (i) first, if the registration is a primary offering on behalf of the Company, the securities the Company proposes to sell, (ii) second, any securities of the Company requested to be included in such registration by holders that have a contractual right to include securities in such registration prior to the holders of Registrable Securities, (iii) third, the Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each such holder.

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(c)    Further Assurances. Each holder of Registrable Securities will take all necessary or desirable action in connection with the consummation of any Piggyback Registration. including (a) agreeing to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Board; (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; and (c) providing in writing such information and affidavits as requested by the Board in connection with any registration statement or prospectus relating to such offering.
6.    Legends.
(a)    Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE TOYS “R” US, INC. 2010 INCENTIVE PLAN, AS AMENDED (THE “PLAN”) INCLUDING THE MANAGEMENT STOCKHOLDERS ADDENDUM ATTACHED THERETO AND MADE A PART THEREOF. A COPY OF THE PLAN WILL BE FURNISHED WITHOUT CHARGE BY TOYS “R” US HOLDINGS, INC. TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
Any Person who acquires Shares which cease to be subject to the terms of the Plan (including this Addendum) shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.
(b)    Securities Act Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION THEREFROM.”

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(c)    Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Management Stockholder’s Shares until the conditions specified in the foregoing legends and the Plan (including this Addendum) are satisfied.
(d)    Termination of the Securities Act Legend. The requirement imposed by Section 6(b) shall cease and terminate as to any particular Management Stockholder’s Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (A) such requirement shall cease and terminate as to any Management Stockholders Shares or (B) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 6(b).
7.    Notices. Notices required or permitted to be made under this Addendum shall be made in the manner specified in the Plan.
8.    Section 16. The Company shall use its commercially reasonable efforts to cause any acquisition of Options or Award Stock under the Plan to be exempt under Rule 16b-3 promulgated trader the Securities Exchange Act of 1934.

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